Exhibit 10.1

AMENDMENT TO THE
SILVER BULL RESOURCES, INC.
2019 STOCK OPTION AND STOCK BONUS PLAN

This Amendment (this “Amendment”) to the Silver Bull Resources, Inc. 2019 Stock Option and Stock Bonus Plan (as may be amended from time to time, the “Plan”) is made as of April 19, 2022. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

WHEREAS, Section 12(a) of the Plan permits the Board to amend the Plan, subject, in the case of amendments requiring shareholder approval under applicable law or the rules of any applicable securities exchange, to the approval by the Company’s shareholders of such amendment;

WHEREAS, the Board desires to amend the Plan to amend the number of shares of Common Stock available for issuance under the Plan;

WHEREAS, this Amendment shall be submitted to the Company’s shareholders for approval, and shall become effective as of the date on which the Company’s shareholders approve such Amendment (the “Effective Date”); and

WHEREAS, if the Company’s shareholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE, pursuant to Section 12(a) of the Plan, the Plan is hereby amended as follows, effective as of the Effective Date:

1.       Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

(a)	The stock subject to Options or Bonuses hereunder shall be shares of Common Stock. Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options and Bonuses may be granted from time to time under the Plan shall not exceed 10% of the total shares outstanding from time to time, subject to adjustment as provided in Section 8(i) hereof. Subject to the overall limit in the immediately preceding sentence and to adjustments as provided in Section 8(i), 15,000,000 shares of Common Stock shall be available under the Plan for issuance as Incentive Stock Options.

2.       Except as expressly amended by this Amendment, all terms and conditions of the Plan shall remain in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the Silver Bull Resources, Inc. 2019 Stock Option and Stock Bonus Plan, as of the date first indicated above.

SILVER BULL RESOURCES, INC.

By: /s/ Christopher Richards

Name: Christopher Richards

Title: Chief Financial Officer